Exhibit 10.32

NOVELLUS SYSTEMS, INC.

2001 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

FOR GRANTEES OUTSIDE THE EUROPEAN UNION

Grantee’s Name

You (the “Grantee”) have been granted an option (the “Option”) to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Novellus Systems, Inc. 2001 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Grant

Exercise Price per Share

Total Number of Shares Subject to the Option (the “Shares”)

Type of Option:

Expiration Date:

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

Insert Vesting Schedule

Notwithstanding the foregoing, in the event of the Grantee’s Retirement (as defined in this Notice), an additional portion of the Shares subject to the Option equal to the number of Shares that would have vested in each twelve-month period following such Retirement had the Grantee’s Continuous Service continued throughout such period(s) (such number to be determined in accordance with the vesting schedule set forth above and without taking into account any acceleration of vesting set forth herein) shall vest for every five (5) full years of the Grantee’s Eligible Service (also as defined herein) immediately prior to the effective date of such Retirement; provided, however, that in no event shall more than 100% of the Shares subject to the Option become vested. For example, if the Grantee’s period of Eligible Service immediately prior to such Retirement were twelve (12) years, then the number of Shares subject to the Option that otherwise would have vested in the twenty-four (24) months following such Retirement (without taking into account any acceleration of vesting) would vest immediately prior to the effective date of such Retirement, provided that no more than 100% of the Shares subject to the

Option could become vested. For purposes of this Notice, “Eligible Service” means the aggregate period of the Grantee’s provision of services (i) to the Company or a Related Entity as an Employee providing Continuous Service and (ii) to any entity acquired by the Company or a Related Entity as an employee, calculated from the “seniority date” recognized by the Company. For purposes of this Notice, “Retirement” means the Grantee’s termination of Continuous Service if, as of the effective date of such termination, the sum of the Grantee’s (i) age in years and (ii) years of Eligible Service is equal to or greater than seventy (70).

In the event the Grantee’s Continuous Service terminates due to death or Disability, a portion of the Option equal to fifty percent (50%) of the total number of Shares subject to the Options will accelerate and vest immediately prior to such termination of Continuous Service.

Notwithstanding any other provision of this Notice or the Option Agreement, if a termination of the Grantee’s Continuous Service would constitute both a termination due to Retirement and a termination due to death or Disability, then for purposes of accelerated vesting of the Option, the Grantee’s service shall be deemed to have terminated for the reason that provides the greatest acceleration of vesting.

By the Grantee’s electronic acceptance of this Option and by the acceptance of the Company’s representative below, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

Novellus Systems, Inc.,

a California corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, IN THE OPTION AGREEMENT OR IN THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY OR A RELATED ENTITY TO THE CONTRARY, THE GRANTEE’S EMPLOYMENT STATUS IS AT WILL. IN THE EVENT OF THE TERMINATION OF THE GRANTEE’S CONTINUOUS SERVICE FOR ANY REASON, THE COMPANY AND THE RELATED ENTITIES SHALL NOT BE LIABLE FOR THE LOSS OF EXISTING OR POTENTIAL PROFIT FROM THE OPTION OR ANY OTHER AWARD GRANTED UNDER THE PLAN OR OTHERWISE.

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THE GRANTEE SHALL HAVE NO CLAIM TO BE GRANTED ANY AWARD UNDER THE PLAN EXCEPT AS EXPRESSLY SET FORTH IN THIS NOTICE AND THE OPTION AGREEMENT, AND THERE IS NO OBLIGATION ON THE PART OF THE COMPANY OR ANY RELATED ENTITY FOR UNIFORMITY OF TREATMENT OF THE GRANTEE WITH OTHER EMPLOYEES OF THE COMPANY AND ANY RELATED ENTITY OR OTHER GRANTEES UNDER THE PLAN.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable U.S. federal securities laws or other Applicable Laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Common Stock. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable U.S. federal securities laws or other Applicable Laws.

The Grantee understands that the Option is subject to the Grantee’s consent to access, and acknowledgement of having accessed, the Plan prospectus in connection with the Form S-8 registration statement for the Plan, any updates thereto, the Plan, the Option Agreement and this Notice (collectively, the “Plan Documents”) in electronic form through the Fidelity web page at the following address: netbenefits.fidelity.com or such other address as is provided by notification from time to time. By accepting the grant of the Option, the Grantee hereby: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Fidelity web page or such other web page as is provided by notification from time to time, (ii) represents that the Grantee has access to the internet generally; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents and the Company’s most recent annual report to shareholders; and (iv) represents that the Grantee is familiar with the terms and provisions of the Plan Documents and accepts the Option subject to all of the terms and provisions of the Plan Documents.

The Grantee may receive, without charge, upon written or oral request, paper copies of any or all of the Plan Documents, documents incorporated by reference in the Form S-8 registration statement for the Plan, and the Company’s most recent annual report to shareholders by requesting them from Stock Administration at Novellus Systems, Incorporated, 4000 North First Street, San Jose, CA 95134, Attn. Stock Administration M/S HQ-2B. Telephone (408) 943-9700, email: stock.administration@novellus.com.

The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 15 of the Option Agreement. The Grantee further agrees to the venue selection in accordance with Section 16 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

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NOVELLUS SYSTEMS, INC.

2001 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

FOR GRANTEES OUTSIDE THE EUROPEAN UNION

1.    Grant of Option. Novellus Systems, Inc., a California corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2001 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

For Grantees subject to U.S. federal taxation, and if designated in the Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds US$100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Nonstatutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2.    Exercise of Option.

(a)    Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Related Entity Disposition. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b)    Vesting. THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). NOTHING IN THE NOTICE, THIS OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE GRANTEE’S EMPLOYER TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH

OR WITHOUT NOTICE. UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY OR A RELATED ENTITY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL. IN THE EVENT OF THE TERMINATION OF THE GRANTEE’S CONTINUOUS SERVICE WITH THE COMPANY OR ANY RELATED ENTITY FOR ANY REASON, THE COMPANY AND THE RELATED ENTITIES SHALL NOT BE LIABLE FOR THE LOSS OF EXISTING OR POTENTIAL PROFIT FROM THIS OPTION OR ANY OTHER OPTION GRANTED UNDER THE PLAN OR OTHERWISE. THE GRANTEE SHALL HAVE NO CLAIM TO BE GRANTED ANY OPTION UNDER THE PLAN EXCEPT AS EXPRESSLY SET FORTH IN THIS OPTION AGREEMENT, AND THERE IS NO OBLIGATION ON THE PART OF THE COMPANY OR ANY RELATED ENTITY FOR UNIFORMITY OF TREATMENT OF THE GRANTEE WITH OTHER EMPLOYEES OF THE COMPANY AND ANY RELATED ENTITY OR OTHER GRANTEES UNDER THE PLAN.

(c)    Post-Termination Exercise Period. The “Post-Termination Exercise Period” shall be three (3) months except in the event of death, Disability or Retirement. In such cases, the Post-Termination Exercise Period shall be extended to twelve (12) months provided in Section 6, Section 7 and Section 8 below.

(d)    Leave of Absence. During any authorized leave of absence, the continued vesting of the Shares shall be determined in accordance with the Company’s leave of absence policy, as may be amended from time to time, to the extent permitted under Applicable Laws.

(e)    Change in Status. In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, the Option shall continue to vest unless affirmatively determined otherwise by the Administrator.

(f)    Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice in such form as determined by the Administrator (including an Exercise Notice in electronic form) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(c), below.

(g)    Taxes.

(i)    The Grantee is ultimately liable and responsible for any or all income tax, social insurance, employment tax, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) in connection with the Option and, regardless of any action the

Company, the Grantee’s employer (the “Employer”) or any Related Entity takes with respect to the Tax-Related Items, the Grantee acknowledges that the ultimate liability for the Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company, the Employer or any Related Entity. The Grantee further acknowledges that:

(1)     neither the Company, the Employer nor any Related Entity makes any representation or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, assignment, release or cancellation of the Options, the delivery of the Shares upon exercise of the Options, the subsequent sale of any Shares acquired upon exercise and the receipt of any dividends; and

(2)     the Company, the Employer and/or any Related Entity do not commit and are under no obligation to structure the terms of or any aspect of the Option to reduce or eliminate the Grantee’s liability for the Tax-Related Items or achieve any particular tax result.

Further, if the Grantee has become subject to tax in more than one jurisdiction between the grant date and the date of any relevant taxable event, the Grantee acknowledges that the Company, the Employer (or former employer, as applicable) and/or any Related Entity may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(ii)     Payment of Withholding Taxes. Prior to any relevant taxable or tax withholding event, as applicable, in connection with the Option (e.g., exercise) that the Company determines may result in any withholding obligation for the Tax-Related Items, the Grantee must adequately arrange for the satisfaction of all Tax-Related Items in a manner acceptable to the Administrator. In this regard, the Grantee authorizes the Company, the Employer and/or any Related Entity, or their respective agents, upon the exercise of its sole discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1)     withholding from any wages or other cash compensation paid to the Grantee by the Company, the Employer and/or any Related Entity;

(2)     withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); and/or

(3)     withholding in Shares to be issued upon exercise of the Option. In this regard, the Grantee acknowledges that the withheld Shares may not be sufficient to satisfy all Tax-Related Items. Accordingly, the Grantee agrees to pay to the Company, the Employer or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax-Related Items that is not satisfied by the withholding of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Where necessary to avoid negative accounting treatment, the Company shall withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable Tax-Related Items withholding obligations.

3.     Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)     cash;

(b)     check; or

(c)     payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4.     Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

5.     Termination of Continuous Service. In the event the Grantee’s Continuous Service terminates, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 6 and 7 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

6.     Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

7.     Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8.     Retirement of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Retirement (as defined in the Notice), the Grantee may, but only within thirty-six (36) months from the Termination Date (and in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

9.     Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10.     Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11.     Nature of Grant. In accepting the Option, the Grantee acknowledges that:

(a)     the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)     the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)     all decisions with respect to future grants of options, if any, will be at the sole discretion of the Company;

(d)     the Grantee is voluntarily participating in the Plan;

(e)     the Option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any Related Entity, and which are outside the scope of the Grantee’s employment contract, if any;

(f)     the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g)     the Option and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Related Entity;

(h)     the grant of the Option and the Grantee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Related Entity;

(i)     the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)     if the underlying Shares do not increase in value, the Option will have no value;

(k)     if the Grantee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(l)     no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Grantee’s Continuous Service by the Company, the Employer or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, the Employer or any Related Entity, waive his or her ability, if any, to bring any such claim, and release the Company, the Employer and any Related Entity from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(m)     in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Grantee’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Grantee is no longer providing Continuous Service for purposes of the Option.

12.     No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

13.     Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14.     Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

15.     Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16.     Venue and Jurisdiction. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17.     Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company, and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company or any Related Entity may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security/insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Related Entity, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s stock administration representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party which may assist the Company (presently or in the future) with implementing, administering and managing the Plan, including any requisite transfer of Data to a broker, escrow agent or other third party with whom any Shares acquired under the Plan may be deposited. The Grantee understands that Data will be held pursuant to this Section 17 only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s stock administration representative. The Grantee understands that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s stock administration representative.

18.     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

19.     Language. If the Grantee has received the Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20.     Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The

Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.     Appendix. Notwithstanding any provisions in this Option Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to the Option Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of the Option Agreement.

22.     Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.